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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 12, 1997, in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Nu-Tech Bio-Med, Inc. for the registration of 11,410,411 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 1997, with respect to the consolidated financial statements of Nu-Tech Bio-Med, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



     We also consent to the use of our report dated May 9, 1997, in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Nu-Tech Bio-Med, Inc. for the registration of 11,410,411 shares of its common stock, with respect to the consolidated financial statements of Physicians Clinical Laboratory, Inc. included in its Annual Report (Form 10-K) for the year ended February 28, 1997, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP

Providence, Rhode Island

July 17, 1997